UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2006
Barrier Therapeutics, Inc.
(Exact name of registrant specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50680 (Commission File Number)	22-3828030 (I.R.S. Employer Identification No.)
600 College Road East, Suite 3200, Princeton, New Jersey 08540
(Address of principal executive offices)
(609) 945-1200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On February 15, 2006, the Board of Directors of Barrier Therapeutics, Inc, appointed Al Altomari, as the Company’s Chief Operating Officer, and the appointed Charles Nomides, as the Company’s Chief Research & Development Officer. Each of these respective appointments is effective immediately.
     Since August 2003, Mr. Altomari served as Barrier’s Chief Commercial Officer. Prior to joining Barrier, Mr. Altomari held various positions at affiliates of Johnson & Johnson from 1982 to 2003 where Mr. Altomari most recently served as the General Manager of Ortho Neutrogena. Mr. Altomari also serves as a director for Agile Therapeutics, Inc. and Auxilium Pharmaceuticals, Inc. Mr. Altomari received a bachelor’s degree in Science with a dual major in finance and accounting from Drexel University and received his M.B.A. from Rider University.
     Since July 2002, Mr. Nomides served as Barrier’s Chief Operating Officer. Prior to joining Barrier, Mr. Nomides held various positions at Johnson & Johnson Consumer Products Worldwide from 1997 to 2002 where Mr. Nomides most recently served as Director of Research and Development in charge of the Ortho Neutrogena prescription drug development group. Mr. Nomides received a bachelor’s degree in Biology from Clarion State University and received graduate training from Temple University and The Milton S. Hershey Medical Center.
     Other than the changes in Mr. Altomari’s title and Mr. Nomides’ title, each as described above, the terms of their respective employment with Barrier have not changed.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRIER THERAPEUTICS, INC.
Date: February 16, 2006	By:	ANNE M. VANLENT
		Name:	Anne M. VanLent
		Title:	Executive Vice President, Chief Financial Officer and Treasurer